Exhibit 99.1

FOR RELEASE AT 8:00 AM EDT ON THURSDAY, JULY 19, 2012

KODIAK OIL & GAS CORP. ANNOUNCES SECOND QUARTER 2012 SALES VOLUMES AND UPDATES WILLISTON BASIN OPERATIONS

DENVER — July 19, 2012 /PRNewswire-FirstCall/ — Kodiak Oil & Gas Corp. (NYSE: KOG), an oil and gas exploration and production company with primary assets in the Williston Basin of North Dakota, today announced preliminary unaudited financial and operational results for the second quarter ended June 30, 2012.

Kodiak has prepared the preliminary information based on the most current information available to management.  Its normal closing and financial reporting processes with respect to the preliminary financial information have not been fully completed.  As a result, its actual financial and operational results could be different from this summary preliminary data, and any differences could be material.  Kodiak expects to release its second quarter 2012 operational and financial results news release after the close of trading on Thursday, August 2, 2012.

Second Quarter and First-Half 2012 Production and Sales Volumes

For the second quarter 2012, Kodiak reported average sales volumes of 12,696 barrels of oil equivalent per day (BOE/d).  This represents a 385% increase over sales volumes of 2,618 BOE/d for the second quarter 2011 and a 20% increase over first quarter 2012 sales volumes of 10,578 BOE/d.  Crude oil accounted for 90% of second quarter 2012 sales volumes.

The Company disclosed production, sales volumes and netback prices received for the period ended June 30, 2012, as summarized below:

	Quarterly Comparisons					First-Half Comparison
	Three Months Ended			% Change		Six Months Ended		% Change
Kodiak Oil & Gas Corp. Net Production and Sales Volumes Comparison	June 30, 2012	March 31, 2012	June 30, 2011	Sequential Quarter	Qtr.- over- Qtr.	June 30, 2012	June 30, 2011	6ms- over- 6ms
Net Volumes
Crude Oil (Bbls)	1,047,682	888,324	222,907	18%	370%	1,936,006	379,534	410%
Natural Gas (Mcf)	1,356,982	1,141,223	230,617	19%	488%	2,498,205	381,275	555%
Production Volumes: Barrels of Oil Equivalent (BOE)	1,273,846	1,078,528	261,343	18%	387%	2,352,374	443,080	431%
Deduct: Flared Natural Gas (Mcf)	(687,881)	(637,047)	(143,495)	8%	379%	(1,324,928)	(231,949)	471%
Sales Volumes: (BOE) (1)	1,155,370	962,606	238,275	20%	385%	2,117,976	406,038	422%
Average Daily Volumes
Daily Sales (BOE/day)	12,696	10,578	2,618	—	—	11,637	2,243	—
Daily Production (BOE/day)	13,998	11,852	2,872	—	—	12,925	2,448	—
Product Price Received
Crude Oil ($/Bbl)	$78.93	$87.43	$95.72	-10%	-18%	$82.81	$90.35	-8%
Natural Gas ($/Mcf)	$5.05	$6.19	$7.99	-18%	-37%	$5.54	$6.76	-18%

During the three and six month periods ended June 30, 2012, the Company completed 14 gross (12.65 net) operated wells and 26 gross (20.7 net) operated wells, respectively.  Included in the completions are four gross (3.5 net) remediated wells.  Two of the remediated wells were drilled by the Company in the fourth quarter of 2011 and two wells were assumed through previously announced acquisitions.

Commenting on second quarter sales volumes, Kodiak’s Chairman and CEO Lynn Peterson said: “Our record second quarter sales volumes benefitted from well completions in our core leasehold areas, in combination with the high working interests in the wells.  During May, our completion work gained momentum and continued that trend into June.  While crude oil is our principal cash flow driver, each quarter we continue to increase natural gas volumes that are being sold.  During the quarter, we saw our sold gas as a percentage of our produced gas decline slightly primarily due to completed wells that were delayed in pipeline connection.  We are currently selling approximately 60% to 65% of produced gas from Kodiak-operated wells and we expect continued improvement in gas sales as a result of additional third-party midstream infrastructure.”

Interim Operations Update

The Company continues its active drilling and completion schedule into the third quarter 2012.  Kodiak currently operates seven drilling rigs and participates in the drilling of two non-operated rigs in its Dunn County area of mutual interest (AMI).  Two drilling rigs are operating in each of the Polar project area in southern Williams County, the Smokey project area in McKenzie County and in Dunn County.  The seventh rig is operating in the Koala project area.  Drilling operations are benefitting from improved efficiencies resulting in decreased spud-to-rig-release drilling times.  Kodiak’s full-time, 24-hour-per-day completion crew continues efficient operations and a second completion crew will be utilized, as needed, as the Company accelerates completion activity through the second-half of 2012.

The Company expects to complete 14 gross (11 net) operated wells during the third quarter.  Recently, Kodiak completed one gross (0.60 net) well in northern Williams County which is flowing back.  Completion operations have also commenced on a two-well pad (1.4 net wells) in southern Williams County.  In the Dunn County AMI, Kodiak continues to participate in wells drilled and completed by its partner.

During the first two weeks of July 2012, the Company’s net production has averaged between 17,000 and 18,000 BOE per day.

The following table summarizes Kodiak’s recent well completion activity:

Recent Operated Well Completions

		WI/		Length of	IP 24-hour Test			Choke		Avg. Production
Well Name	County	NRI (%)	Formation	Lateral	BOPD	MMcf/d	BOE/d	Size “	PSI	BOE/d	Days
P Peterson 155-99-2-15-22-15H	McKenzie	69 / 56	Bakken	9,491’	1,710	2.52	2,130	42/64	950	1,194	14
P Peterson 155-99-2-15-22-15H3	McKenzie	69 / 56	Three Forks	8,977’	2,053	3.10	2,569	42/64	1,250	1,248	14
Smokey Kenny 16-20-17-2H3 (1)	McKenzie	97 / 76	Three Forks	9,284’	1,213	2.44	1,620	34/64	1,700	841	7
Smokey 16-20-32-15H (1)	McKenzie	96 / 76	Bakken	10,020’	1,638	4.81	2,440	38/64	1,950	1,003	7
Smokey 16-20-32-16H	McKenzie	96 / 76	Bakken	9,080’	1,738	3.74	2,362	40/64	2,400	1,318	7
Smokey 15-22-34-15H (2)	McKenzie	78 / 63	Bakken	8,914’	2,010	5.08	2,858	48/64	1,500	1,382	7

(1)  Wells have stages remaining to be completed

(2) Indicates remediated well

Commenting on recent developments, Mr. Peterson continued: “Williston Basin oilfield services availability continues to improve.  We have seen a reduction in some cost items and as we continue to evolve toward development drilling, we anticipate a lower-trending cost structure.  We are pleased with the success of our cemented liner completions and intend to continue that method of completion.  By employing zipper fracs on multi —well pad locations, we can more rapidly complete the wells and capture the cash flow in a timely manner.  The second quarter marks a reporting period where our team both drilled and completed the greatest amount of wells in our history.  Our entire team worked effectively to accommodate the heightened activity levels and their efforts were instrumental in our ability to achieve record results for the second quarter.”

About Kodiak Oil & Gas Corp.

Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas primarily in the Williston Basin in the U.S. Rocky Mountains.  For further information, please visit www.kodiakog.com.  The Company’s common shares are listed for trading on the New York Stock Exchange under the symbol: “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” projects,” “potential” and similar expressions, or that events or conditions “will,” “would,” “may,” “could” or “should” occur. Forward-looking statements in this document include statements regarding the Company’s expectations of future performance, including production, sales, the Company’s expectation regarding the connection of its wells to pipelines and trends in the volume of natural gas sold,  the Company’s expectations regarding the timing and success of its drilling and completion activity, the Company’s preliminary financial and operational results and the Company’s ability to execute to its 2012 capital expenditure program.  Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075

Mr. David P. Charles, Sierra Partners LLC +1-303-757-2510 x11

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